                                                                      Exhibit 11



                       COMPUTATION OF EARNINGS PER SHARE

        For the three and six months ended September 30, 1997 and 1996
                                  (Unaudited)

                                                           Three Months Ended                Six Months Ended
                                                              September 30                     September 30,
                                                      ----------------------------     ---------------------------
Primary Earnings per Share                               1997             1996            1997            1996
                                                      ----------       -----------     ----------      -----------
Net income (loss) applicable to common stock          $  503,146       $ (578,831)     $1,022,484      $ (173,112)
Minority interest in net income of consolidated
     subsidiary, net of tax                               66,164              ---         118,549             ---
                                                      ----------       ----------      ----------      ----------
Net income (loss), adjusted                           $  569,310       $ (578,831)     $1,141,033      $ (173,112)
                                                      ==========       ==========      ==========      ==========
Weighted average number of common shares
    outstanding                                        1,655,318        1,638,396       1,654,472       1,638,396
Weighted average common shares issuable under
     employee stock option plan                          197,455          117,634         173,299         117,634
Weighted average common shares issuable
      under the Mitchell acquisition agreement           181,930              ---         181,930             ---
Less weighted average shares assumed
      repurchased with proceeds                         (108,612)         (69,644)        (93,846)        (69,644)
                                                      ----------       ----------      ----------      ----------
Weighted average common shares and common
      share equivalents outstanding                    1,926,091        1,686,386       1,915,855       1,686,386
                                                      ==========       ==========      ==========      ==========
Primary earnings (loss) per common share              $     0.29       $    (0.34)     $     0.59      $    (0.10)
                                                      ==========       ==========      ==========      ==========
Fully diluted earnings per share

Net income (loss) applicable to common stock          $  503,146       $ (578,831)     $1,022,484      $ (173,112)
Minority interest in net income of consolidated
     subsidiary, net of tax                               66,164              ---         118,549             ---
Interest on convertible subordinated debentures          171,853          172,991         345,058         345,981
                                                      ----------       ----------      ----------      ----------
Net income (loss), adjusted                           $  741,163       $ (405,840)     $1,486,091      $  172,869
                                                      ==========       ==========      ==========      ==========
Weighted average common shares and
   common share equivalents outstanding                1,926,091        1,686,386       1,915,855       1,686,386

Weighted average common shares issuable with
    the conversion of debentures to common stock       1,112,956        1,120,364       1,112,956       1,120,364
                                                      ----------       ----------      ----------      ----------
Weighted average common shares and common
    share equivalents outstanding                      3,039,047        2,806,750       3,028,811       2,806,750
                                                      ==========       ==========      ==========      ==========
Fully diluted earnings (loss) per common share        $     0.24      $     (0.14)     $     0.49      $     0.06
                                                      ==========       ==========      ==========      ==========

Fully diluted earnings (loss) per share are not disclosed on the statement of operations for the three and six months ended September 30, 1996 as they are anti-dilutive.